Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust to Acquire

Monmouth Real Estate Investment Corporation for $4.0 Billion

High Quality Diversified Portfolio of 126 Class A, Single Tenant, Net Leased,

E-commerce Focused Industrial Properties

Over 26 Million Square Feet in 32 States, 99.7% Leased for Weighted Average Lease Term

of Approximately 8 Years

All-Cash Transaction Expected to be Immediately Accretive to Normalized FFO Per Share

Significantly Improves Quality and Diversity of ILPT’s High Quality Industrial and Logistics Portfolio

ILPT Expected to Benefit from Increased Scale and Growth Opportunities

ILPT Expects to Finance This Acquisition by Entering into a Joint Venture with Institutional Investors

ILPT to Host Conference Call Today at 8:30 a.m., Eastern Time

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Newton, MA (November 5, 2021): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced that it has entered into a definitive agreement to acquire all of the outstanding shares of Monmouth Real Estate Investment Corporation (NYSE: MNR) for $21.00 per share in an all-cash transaction, valued at approximately $4.0 billion, including committed MNR acquisitions, transaction costs and the assumption of $409 million of debt. The transaction adds 126 new, Class A, single tenant, net leased, e-commerce focused industrial properties to ILPT’s existing high-quality portfolio and improves geographic and tenant diversity. The portfolio contains over 26 million square feet of space, has a weighted average remaining lease term of approximately 8 years, is over 80% leased to investment grade rated tenants and generates annualized rental revenue of $169.4 million. ILPT expects this transaction to be immediately accretive to Normalized Funds from Operations, or FFO, per share.

John Murray, Chief Executive Officer of ILPT, made the following statement:

“This transaction adds 126 high-quality industrial assets to ILPT’s portfolio and expands ILPT’s ability to benefit from ongoing strong fundamental tailwinds in the industrial sector. This accretive transaction more than doubles the properties in ILPT’s mainland portfolio and this scale is expected to expand ILPT’s growth opportunities and access to capital which we expect will drive cash flow growth and long-term value for our shareholders.”

Certain highlights of the acquired portfolio include:

•	126 industrial and logistics properties with approximately 26.3 million rentable square feet.

•	Geographically diverse portfolio across 32 states with an average age of approximately 9 years.

•	99.7% occupied with a weighted average lease term of approximately 8 years.

•	Over 80% of annual rents come from investment grade tenants.

•	Annualized rental revenue of $169.4 million as of September 30, 2021.

•	Manageable near-term lease expirations average 6.4% of contractual rents per year over the next three years.

Certain expected benefits of the transaction include:

•	Accretive Acquisition – This acquisition is expected to be immediately accretive to Normalized FFO per share. The ultimate amount of accretion will primarily depend on the size and structure of the joint venture used by ILPT to finance this acquisition. The year one cash cap rate on this acquisition is 4.0% and the GAAP cap rate is approximately 4.3%, both of which ILPT believes are higher than could be achieved if the properties were acquired one off in marketed transactions.

•	Complements ILPT’s Existing Portfolio – The acquisition improves ILPT’s mainland portfolio by adding Class A, e-commerce-focused assets, more than 80% of which are leased to investment grade tenants, with a weighted average lease term of approximately 8 years.

•	Increases Scale – ILPT gains significant scale with high quality assets. Larger REITs with high quality portfolios historically gain greater exposure to potential property investment opportunities

•	Adds Geographic Diversity – The acquisition adds geographic diversity for ILPT, particularly in Georgia and Texas where ILPT does not currently own industrial buildings.

•	Enhances Tenant Diversity – The acquisition enhances tenant diversity of ILPT’s existing tenant base, adding new tenant relationships with household names such as Home Depot, International Paper, Mercedes Benz, Toyota and Ulta.

•	Provides Platform for Additional Growth – The acquisition includes an active pipeline both through acquisitions and property expansions which provides ILPT with attractive future growth potential and enhanced tenant retention. It also allows ILPT to continue to nurture MNR’s existing strong relationships with merchant builders, providing a platform for growth in addition to ILPT’s traditional external growth through acquisition and organic growth through its leasing activities.

Deal Structure, Approvals and Timing

To finance this acquisition, ILPT expects to enter into a joint venture with one or more institutional investors for equity investments of between approximately $430 million and $1.3 billion. Accordingly, ILPT does not currently plan to issue common shares in connection with this transaction. ILPT plans to finance the balance of the $4.0 billion purchase with proceeds from new mortgage debt and the assumption of approximately $409 million of existing MNR mortgage debt. Depending on the ultimate size of the joint venture equity investments, ILPT may also use proceeds from the sale of up to approximately $1.6 billion of MNR properties to finance this transaction. Following the closing of the acquisition and execution of the financing plan described above, consolidated net debt to Adjusted EBITDAre is expected to be between 6 and 8 times at year end 2022. To ensure ILPT can finance the closing of this transaction, ILPT has secured commitments from lenders for a $4.0 billion bridge loan facility.

The transaction is subject to customary closing conditions, including MNR shareholder approval, and is expected to close in the first half of 2022.

Non-GAAP Financial Measures

ILPT refers to Normalized FFO and Adjusted EBITDAre in this press release. Normalized FFO and Adjusted EBITDAre are “non-GAAP financial measures” within the meaning of the applicable rules of the SEC. For a calculation and definition of these measures, and a reconciliation to net income, please see ILPT’s Third Quarter 2021 Supplemental Operating and Financial Data, or the Supplemental. The Supplement was attached as Exhibit 99.2 to ILPT’s Current Report on Form 8-K furnished with the SEC on October 27, 2021. In addition, please see the Supplemental for statements as to why ILPT’s management believes that these measures provide useful information to investors and additional purposes for which ILPT management uses this measure.

Advisors

Citigroup is acting as exclusive financial advisor, Hunton Andrews Kurth LLP is serving as legal advisor on the transaction and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor on the bridge financing to ILPT. Joint lead arrangers and bookrunners for the bridge loan are Citigroup Global Markets Inc. and UBS Securities LLC.

Conference Call

On Friday, November 5, 2021, at 8:30 a.m., Eastern time, ILPT will host a conference call to discuss the acquisition. Following management's remarks, there will be a question and answer period. ILPT will also provide a presentation in advance of the conference call regarding the transaction that will be available at ILPT’s website at www.ilptreit.com and as an exhibit to a Current Report on a Form 8-K furnished with the Securities and Exchange Commission, or SEC.

The conference call telephone number is 877-418-4826. Participants calling from outside the United States and Canada should dial 412-902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about one week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10161961.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website after the call.

About Industrial Logistics Properties Trust

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. ILPT’s portfolio consists of more than 290 properties containing approximately 36 million rentable square feet leased to over 260 tenants in 33 states. More than 70% of ILPT’s annual rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by an operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company with more than $32 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit ilptreit.com.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon ILPT’s present beliefs and expectations, but these statements and the implications of these statements are not guaranteed to occur and may not occur for various reasons, some of which are beyond ILPT’s control. For example:

•	This press release states ILPT entered into a definitive merger agreement to acquire MNR and that such transaction is expected to close in the first half of 2022. The transaction is subject to closing conditions, including obtaining the approval of MNR’s stockholders, that may not be met. The transaction may not be completed on the contemplated terms, or at all, or it may be delayed.

•	This press release states ILPT expects to finance this acquisition by entering into a joint venture with one or more institutional investors for equity investments of between approximately $430 million and $1.3 billion. However, ILPT may not be able to enter such joint venture or obtain such equity investments on favorable terms, and ILPT may not be able to find alternative financing in such amount and/or on as favorable terms, if at all. In addition, there are conditions to the funding of the bridge loan facility that may not be satisfied.

•	This press release states ILPT expects the debt to Adjusted EBITDAre to be between 6 and 8 times following the closing of the merger and the execution of the financing plan and that ILPT expects this acquisition to expand ILPT’s growth opportunities and access to capital and drive cash flow growth and long-term shareholder value; however, there can be no assurance in these regards. These expectations are subject to a number of risks and uncertainties that could adversely affect ILPT’s business, results of operations and liquidity, including, but not limited to:

o	the impact of economic conditions and the capital markets on ILPT and its tenants,

o	competition within the real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located,

o	ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT and the terms of future leases, which may not be as favorable as anticipated,

o	ILPT’s ability to refinance MNR’s debt or sell certain properties on attractive terms or at all,

o	compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

o	limitations imposed on ILPT’s business and its ability to satisfy complex rules in order for ILPT to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes,

o	actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, The RMR Group Inc. or others affiliated with them, and

o	acts of terrorism, outbreaks of pandemics, including COVID-19, or other manmade or natural disasters beyond ILPT’s control.

•	This press release states ILPT expects this acquisition to be immediately accretive to Normalized FFO per share; however, for many reasons, including, but not limited to, ILPT’s ability to finance the transaction or sell its or MNR’s properties on attractive terms, the performance of its or MNR’s portfolio, and the impact of asset sales, the merger may not be accretive to Normalized FFO per share at expected levels or at all. Moreover, the ultimate amount of accretion will primarily depend on the size and structure of the joint venture used by ILPT to finance the acquisition, and there can be no assurance as to whether the terms of such joint venture will be favorable or whether ILPT will use common shares or preferred shares in connection with this transaction.

The information contained in ILPT’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in ILPT’s periodic reports or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available at the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

NO SOLICITATION

ILPT, its directors and executive officers are not soliciting proxies from the shareholders of MNR in connection with the proposed acquisition and are not participants in the solicitation of proxies by MNR, nor is this communication an offer to buy or sell any securities. ILPT is making this communication for informational purposes only and does not intend to file any communication relating to the merger on a proxy statement on Schedule 14A with the SEC.

Investor Contact:

Kevin Barry
Director, Investor Relations
(617) 658-0776

Media Contacts:

Jon Keehner / Jack Kelleher
Joele Frank
212-355-4449

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